                      Morgan Stanley Global Advantage Fund
                          Item 77(O) 10F-3 Transactions
                         December 1, 2005 - May 31, 2006

Securi  Purch   Size   Offeri  Total   Amount    % of    % of
  ty     ase/    of      ng    Amount    of     Offeri  Funds   Broker  Purcha
Purcha  Trade  Offeri  Price     of    Shares     ng    Total     s       sed
  sed    Date    ng      of   Offerin  Purcha   Purcha  Assets           From
                       Shares    g       sed      sed
                                         By       By
                                        Fund     Fund
Suntec  12/13    -     $15.00 $395,70  25,200    0.10%  0.13%   Credit  Credit
   h     /05                   0,000                            Suisse  Suisse
 Power                                                          First    First
Holdin                                                          Boston  Boston
  gs,                                                             ,
 Inc.                                                           Morgan
                                                                Stanle
                                                                  y,
                                                                 CLSA
                                                                Asia-
                                                                Pacifi
                                                                  c
                                                                Market
                                                                s, SG
                                                                Cowen
                                                                & Co.